Exhibit 10.2

                                                          Tallahassee, Florida
$892,000                                                     November 30, 1996



                                PROMISSORY NOTE



For value received, the undersigned, Telecommunication Services Group, Inc., a Florida corporation and Able Telcom Holding Corp., a Florida corporation (collectively, the "Co-Makers"), promise to pay to the order of

                     WILLIAM E. NEWTON AND SYBIL C. NEWTON

("Payee"), the principal amount of EIGHT HUNDRED NINETY-TWO THOUSAND Dollars ($892,000). Interest shall accrue during each calendar quarter on the outstanding balance hereof at the Prime Rate (as announced on the first day of such calendar quarter by the Wall Street Journal) plus 1/2% per annum. The Prime Rate as of the date hereof is 8.25%.

   1. Principal and Interest Payments. All payments hereunder shall be payable in lawful money of the United States of America. Interest only shall be due and payable January 1, 1997. Thereafter, installments of principal in the amount of $74,416.68 plus interest in arrears shall be payable on the first day of each calendar quarter commencing April 1, 1997 and continuing on the first day of each calendar quarter thereafter until December 31, 1999, at which time this note shall mature and any amount of principal or interest then outstanding shall be due and payable.

   2. Place of Payment. Payment shall be made to Payee at Tallahassee, Florida, or at such other place as the holder hereof may designate in writing.

   3. Prepayment. The Co-Makers may prepay this Note, in whole or in part without penalty.

   4. Default/Interest. In the event that this Note, is not paid when due, interest shall thereafter be payable on all sums outstanding hereunder at eighteen (18) percent per annum and Maker shall pay all costs of collection, including any reasonable attorneys' fees, incurred by the holder hereof in enforcing the rights of such holder under this Note.

   5. Waiver of Notice. Co-Makers hereby expressly waive demand, presentment, protest and notice of protest and notice of dishonor with respect to this Note.


   IN WITNESS WHEREOF, the Co-Makers have caused this Note to be executed the day and year first above written.


Telecommunication Services Group, Inc.        Able Telcom Holding Corp.



By:/s/ William J. Mercurio            By:/s/ William J. Mercurio
   ----------------------------          -----------------------------
     William J. Mercurio                  William J. Mercurio
Its: Chairman                        Its: President and Chief Executive Officer